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               UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC 20549

                                   FORM 8-K/A

                                CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(D) OF THE
                       SECURITIES EXCHANGE ACT OF 1934

              Date of earliest event reported: January 10, 2002

                               Infotopia, Inc.
              (Exact Name of Registrant as Specified in Charter)

                       Nevada                 95-4685068
              (State of Incorporation) (IRS Employer ID Number)

                         3635 Boardman Canfield Road
                              Canfield, OH 44406
                   (Address of Principal Executive Offices)

                                (330) 702-3700
             (Registrant's Telephone Number, Including Area Code)
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Item 5.  Other Events.

      As of January 9, 2002, the Registrant had approximately 62,994,505 shares of its common stock issued and outstanding, including 38,000,000 shares of common stock issued to Thomson Kernaghan, Ltd. pursuant to a subscription agreement, resulting in proceeds of $950,000.

      Additionally, the Registrant has instructed its transfer agent to issue 71,828,571 shares of its common stock, in connection with the conversion rights of Sea Spray Holdings, Ltd. with respect to its convertible debenture dated August 3, 2001 (the "Debenture"). Pursuant to the terms of the Debenture, these shares will be held in escrow until such time, if at all, Sea Spray Holdings, Ltd. converts, in whole or in part, the Debenture.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

        (c) Exhibits.

        99.1 Subscription Agreement, dated January 3, 2002, between Registrant and Thomson Kernaghan Ltd.


                                  SIGNATURES


      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf, by the undersigned hereunto duly authorized.

INFOTOPIA, INC.

By: /s/ Daniel Hoyng
    --------------------------
        Daniel Hoyng, Chairman
         and CEO

Dated: January 18, 2002